UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 6, 2011

(October 6, 2011)

Commission File Number	Name of Registrants, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events.

Potential Refinancing of Revolving Credit Facilities

On September 28, 2011, PNM Resources, Inc. (“PNMR”) entered into a commitment letter with Wells Fargo Securities, LLC and Union Bank, N.A., as arrangers for a syndicate of lenders in connection with a new $300 million senior unsecured revolving credit facility (the “New PNMR Facility”). The New PNMR Facility is intended to replace PNMR’s existing $517 million unsecured revolving credit facility (the “PNMR Facility”), and would be available to be used for working capital, capital expenditures, letters of credit, support for commercial paper and other lawful corporate purposes. PNMR expects that the New PNMR Facility will include competitive pricing terms and that the maturity date for the New PNMR Facility will be five years, subject to two optional one-year extensions. All other terms and conditions governing the New PNMR Facility are expected to be substantially similar to the terms and conditions under the PNMR Facility. The closing of the New PNMR Facility is subject to certain customary conditions, and there can be no assurance that this transaction will be completed on the basis of these terms or at all.

In addition, on September 28, 2011, Public Service Company of New Mexico (“PNM”), a wholly owned subsidiary of PNMR, entered into a commitment letter with Wells Fargo Securities, LLC and Union Bank, N.A., as arrangers for a syndicate of lenders in connection with a new $400 million senior unsecured revolving credit facility (the “New PNM Facility”). The New PNM Facility is intended to replace PNM’s existing $368 million unsecured revolving credit facility (the “PNM Facility”), and would be available to be used for working capital, capital expenditures, letters of credit, support for commercial paper and other lawful corporate purposes. We expect that the New PNM Facility will include competitive pricing terms and that the maturity date for the New PNM Facility will be five years, subject to two optional one-year extensions. All other terms and conditions governing the New PNM Facility are expected to be substantially similar to the terms and conditions under the PNM Facility. The closing of the New PNM Facility is subject to certain customary conditions, and there can be no assurance that this transaction will be completed on the basis of these terms or at all.

San Juan Underground Mine Fire Incident

The coal requirements for the San Juan Generating Station (“SJGS”) are being supplied by the San Juan Coal Company (“SJCC”), a wholly owned subsidiary of BHP Billiton, Ltd., under an underground coal sales agreement pursuant to which SJCC will supply processed coal for operation of SJGS through 2017. PNM is the operator of SJGS and owns 46.3% of SJGS.

On September 9, 2011, a fire was discovered at the underground mine owned and operated by SJCC that provides coal for SJGS. The federal Mine Safety and Health Administration (“MSHA”) was notified of the incident and has since been on-site. On September 12, 2011, SJCC informed PNM that the fire was extinguished and continues to report that all measurements from the area of the fire continue to suggest the fire is extinguished. However, MSHA requires sealing the incident area and confirming a noncombustible environment before MSHA will allow re-entry of the mine. SJCC continues to work with MSHA to develop a satisfactory sealing plan. SJCC has notified PNM that it expects to submit a final sealing plan for approval in the near future.

SJCC has indicated to PNM that it believes the mine’s longwall equipment has experienced minor damage, if any. PNM anticipates that if the cost of the mine recovery flows through the cost-reimbursable component of the coal supply agreement, it would recover the portion of such costs attributable to its customers subject to New Mexico regulation through its fuel and purchased power adjustment clause. PNM is working with SJCC to identify cost-saving opportunities to mitigate the impact of the incident. PNM is unable at this time to predict when operations will resume at the mine. However, as of September 9, 2011, there were inventories of previously mined coal available to supply the fuel requirements of SJGS for approximately eight and one-half months. PNM does not expect the mine fire to have a material adverse effect on its financial condition, results of operations, or cash flows.

Environmental Matters

As previously reported (see discussion under the subheading “The Clean Air Act – Regional Haze – SJGS”

in Note 9 of Notes to Condensed Consolidated Financial Statements in the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2011), the United States Environmental Protection Agency (“EPA”) issued its final Federal Implementation Plan (“FIP”) regarding its determination of Best Available Retrofit Technology for emissions at SJGS on August 5, 2011. The FIP requires the installation of technology known as selective catalytic reduction (“SCR”) on all four units at SJGS with a five-year implementation schedule. The FIP provides for an emission limit for nitrogen oxides at SJGS of 0.05 pounds per million British thermal units. On September 16, 2011, PNM filed a Petition for Review in the U.S. Court of Appeals for the 10th Circuit, asking the court to review EPA’s decision. PNM is challenging the decision as arbitrary, capricious, an abuse of discretion and otherwise contrary to law. On the same date, PNM asked the Administrator of EPA for a stay of the effective date of the determination pursuant to the Administrative Procedures Act pending judicial review. Because of the limited time to comply set forth in the FIP, PNM has begun the planning and design of the SCR installation and could incur significant costs in order to be able to meet the five-year timeline for completion. PNM has previously reported that installing SCR technology on all four units at SJGS would cost between $750 million and $1 billion for the entire station. If the appeal process were to last a year, PNM estimates the plant owners would spend an estimated $43.6 million on early design and construction during that time. If two years passed before the court’s decision on the appeal, PNM estimates the plant owners would spend about $246.1 million toward the total project cost. PNM’s share of costs incurred would be approximately 46.3%. To date, no action has been taken on PNM’s Petition for Review in the Tenth Circuit or request for a stay by EPA.

As previously reported (see discussion under the subheading “The Clean Air Act-Four – Corners Notice of Intent to Sue” in Note 9 of Notes to Condensed Consolidated Financial Statements in the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2011), on May 7, 2010, Arizona Public Service Company (“APS”) received a notice of intent to sue (“NOI”) from Earthjustice, on behalf of several environmental organizations, related to alleged violations of the Clean Air Act at the Four Corners Power Plant. APS is the operator of the plant, and PNM is an owner of 13% of Units 4 and 5. The NOI had alleged New Source Review related violations and New Source Performance Standards violations. Under the Clean Air Act, a citizens group is required to provide 60 days advance notice of its intent to file a lawsuit. Within that 60-day time period, EPA may step in and file a lawsuit regarding the allegations. The 60-day period lapsed in July 2010, and EPA did not take any action. On October 4, 2011, Earthjustice filed a lawsuit against APS and others in the United States District Court for the District of New Mexico, which appears to contain allegations similar to those contained in the NOI. At this time, PNM has not been served with the lawsuit. PNM is evaluating the lawsuit but is currently unable to predict the outcome of this proceeding, including what additional pollution control upgrades, if any, would ultimately be required.

Indenture Trustee

A Form T-1 Statement of Eligibility (“Form T-1”) is being filed to designate Union Bank, N.A. (the “Trustee”) to act as an eligible trustee under the Indenture, dated as of August 1, 1998 (as amended and supplemented, the “Indenture”), by and between PNM and Union Bank, N.A. (as successor to The Bank of New York Mellon Trust Company, N.A. (the “Former Trustee”)), pursuant to the Agreement of Resignation, Appointment and Acceptance, effective as of June 1, 2011, among PNM, the Former Trustee and the Trustee, which was filed as Exhibit 4.3 to PNM’s Quarterly Report on Form 10-Q for the period ended June 30, 2011. The Form T-1 is filed as Exhibit 25.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Union Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC. PUBLIC SERVICE COMPANY OF NEW MEXICO (Registrants)

Date: October 6, 2011	/s/ Thomas G. Sategna
Thomas G. Sategna Vice President and Corporate Controller (Officer duly authorized to sign this report)

EXHIBIT INDEX

Exhibit Number	Description

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Union Bank, N.A.

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